August 7, 2023

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: ALPS ETF Trust

File no. 811-22175

Dear Sir or Madam:

We have read Exhibit 13(a)(4) of Form N-CSR of ALPS Equal Sector Weight ETF, ALPS Active REIT ETF, Alerian MLP ETF, Alerian Energy Infrastructure ETF, ALPS Intermediate Municipal Bond ETF, ALPS Sector Dividend Dogs ETF, ALPS International Sector Dividend Dogs ETF, ALPS Emerging Sector Dividend Dogs ETF, ALPS REIT Dividend Dogs ETF, ALPS Clean Energy ETF, ALPS Disruptive Technologies ETF, ALPS Global Travel Beneficiaries ETF, ALPS Medical Breakthroughs ETF, ALPS | O’Shares U.S. Quality Dividend ETF, ALPS | O’Shares U.S. Small-Cap Quality Dividend ETF, ALPS | O’Shares Global Internet Giants ETF, ALPS | O’Shares Europe Quality Dividend ETF, Barron’s 400SM ETF, RiverFront Dynamic Core Income ETF, RiverFront Dynamic US Dividend Advantage ETF, RiverFront Dynamic US Flex-Cap ETF and RiverFront Strategic Income Fund, each a series of ALPS ETF Trust, dated August 7, 2023, and agree with the statements concerning our Firm contained therein.

Very truly yours,

BBD, LLP